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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-199127) pertaining to the 2010 Equity Incentive Plan, the 2014 Equity Incentive Plan and the 2014 Employee Stock Purchase Plan of Dermira, Inc. of our report dated March 25, 2015, with respect to the consolidated financial statements of Dermira, Inc. included in this Annual Report on Form 10-K for the year ended December 31, 2014.

/s/ Ernst & Young LLP
Redwood City, California March 25, 2015

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm